EXHIBIT 24.1






                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





              We have issued our reports dated November 3, 1998 accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of J & J Snack Foods Corp.

          and Subsidiaries on Form 10-K for the year ended September 26, 1998.

          We hereby consent to the incorporation by reference of said reports in the Registration Statement of J & J Snack Foods Corp. and

          Subsidiaries on Forms S-8 (File No. 333-03833, effective May 16,

          1996, File No. 33-87532, effective December 16, 1994 and File No.

          33-50036, effective July 24, 1992).





                                            GRANT THORNTON LLP





          Philadelphia, Pennsylvania
          December 21, 1998





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